SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 28, 2004

HOOKER FURNITURE CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA

(State or Other Jurisdiction of Incorporation)

000-25349	54-0251350
(Commission File Number)	(IRS Employer Identification No.)

440 East Commonwealth Boulevard Martinsville, Virginia	24112
(Address of Principal Executive Offices)	(Zip Code)

(276) 632-0459

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 Regulation FD Disclosure.

Hooker Furniture Corporation (the “Company”) has been informed that on October 28, 2004, J. Clyde Hooker, Jr., the retired Chairman and Chief Executive Officer of the Company, entered, in his capacity as trustee for certain Hooker family trusts, into a prearranged trading plan with BB&T Capital Markets. The plan provides for the sale of up to 500,000 shares of the Company’s common stock held by these family trusts. Future sales under the plan will not exceed volume limits established by Rule 144 under the Securities Act of 1933. The trading plan is intended to comply with Rule 10b5-1 under the Securities Exchange Act of 1934 and will expire on January 31, 2006, unless terminated earlier.

The purpose of the trading plan is to diversify the family’s trust assets in an orderly manner, while still continuing to hold substantial Hooker Furniture Corporation stock. Following the sales under the plan, Mr. Hooker expects that these family trusts will hold approximately 575,000 shares of Hooker Furniture Corporation common stock.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOOKER FURNITURE CORPORATION

By:	/s/ R. GARY ARMBRISTER
R. Gary Armbrister
Chief Accounting Officer

Date: November 18, 2004